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                                                               EXHIBIT (a)(1)(F)



                              NOTICE OF WITHDRAWAL

         If you previously elected to accept Bell Microproducts' exchange offer dated November 25, 2002, and would like to change your election and withdraw the tender of all or any portion of your options, you must fill out the table below. Please note that if you elect to keep effective the tender of some portion of your eligible options, you must tender all of those options granted to you on or after May 26, 2002. Also, remember that if you wish to withdraw the tender of option shares granted by a particular agreement, you must withdraw the tender of all option shares granted by that particular agreement. Please sign this notice on the next page. Once the notice is signed and complete, please return it to Linda Teague, Director of Human Resources, at Bell Microproducts Inc., 1941 Ringwood Avenue, San Jose, California 95131-1721, or facsimile (408) 467-2720 before midnight, Pacific Time, on December 30, 2002, unless the exchange offer is extended.

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To Bell Microproducts Inc.

         I previously received a copy of the exchange offer dated November
25, 2002, and the letter of transmittal. I signed and returned the letter of transmittal, in which I elected to tender all or a portion of my options. I now wish to change that election and withdraw from the offer with respect to the option grants listed below:

--------------- ----------------------------------- ------------------------------------- ----------------------------
                Date of Covered Option Grant        Exercise Price of Options Subject     Total Number of
                                                    to Grant                              Outstanding Options
                                                                                          Subject to Grant
--------------- ----------------------------------- ------------------------------------- ----------------------------
     1.
--------------- ----------------------------------- ------------------------------------- ----------------------------
     2.
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     3.
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     4.
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     5.
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     6.
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     7.
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     8.
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     9.
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    10.
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    11.
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    12.
--------------- ----------------------------------- ------------------------------------- ----------------------------
    13.
--------------- ----------------------------------- ------------------------------------- ----------------------------
    14.
--------------- ----------------------------------- ------------------------------------- ----------------------------
    15.
--------------- ----------------------------------- ------------------------------------- ----------------------------

         I understand that by signing this notice and delivering it to the above address, I will be able to withdraw the election of the option grants listed above. I have read, understand and agree to all of the terms and conditions described in the exchange offer and letter of transmittal.

         I understand that in order to withdraw from acceptance of the exchange offer, I must sign and deliver this notice to Bell Microproducts before midnight, Pacific Time, on December 30, 2002 or if Bell Microproducts extends the deadline to exchange options, before the extended expiration of the offer. Also, I understand that if Bell Microproducts has not accepted my tendered options by January 20, 2003, I again will have the right to withdraw my tendered options after that date and until Bell Microproducts accepts my tendered options. I further understand that Bell Microproducts will not accept any conditional or partial returns of individual option grants and that for each option grant previously tendered I must withdraw my election as to the entire option grant.


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Signature


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Printed Name


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Social Security Number or Tax I.D. Number


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Date